UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

October 7, 2002

MILASTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-5105 (Commission File Number)	13-2636669 (I.R.S. Employer Identification No.)

7317 West Lake Street, Minneapolis, MN (Address of principal executive offices)		55426 (Zip code)

Registrant's telephone number, including area code (952) 929-4774

Not Applicable

Former name, former address and former fiscal year, if changed since last report.

MILASTAR CORPORATION AND SUBSIDIARIES

Item 4. Changes in Registrant's Certifying Accountant.

(a) Changes in Registrant's Certifying Accountant.

(i) On October 7, 2002, the Registrant dismissed KPMG LLP as the Registrant's independent public accountants. The Registrant's Board of Directors and audit committee participated in and approved the decision to change accountants.

(ii) The report of KPMG LLP on the Registrant's financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii) In connection with its audits for the two most recent fiscal years and through October 7, 2002, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements for such years.

(iv) The Registrant has requested KPMG LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter, dated October 8, 2002, is filed as Exhibit 16.1 to this Form 8-K.

(b) New Independent Public Accountants.

On October 7, 2002, the Registrant's board of directors and audit committee retained Virchow, Krause & Company, LLP to be the registrant's principal independent accountants. During the two most recent fiscal years and through October 7, 2002, the Registrant has not consulted with Virchow, Krause & Company, LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, and either a written report was provided to the Registrant or oral advice was provided by Virchow, Krause & Company, LLP that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a) (1) (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a) (1) (v) of Regulation S-K.

Item 7. Exhibits

16.1 Letter regarding Registrant's change in independent public accountants.

MILASTAR CORPORATION AND SUBSIDIARIES

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this interim report to be signed on its behalf by the undersigned, there unto duly authorized.

MILASTAR CORPORATION

/s/ J. RUSSELL DUNCAN	/s/ DENNIS J. STEVERMER
J. Russell Duncan Chairman of the Board, Chief Executive Officer and Director	Dennis J. Stevermer Vice President Treasurer, Principal Financial and Accounting Officer

Dated: October 7, 2002